PROMISSORY NOTE

                                                                 Tulsa, Oklahoma
$1,000,000.00                                                       May 20, 2005

         FOR VALUE RECEIVED, Techsphere Systems International, LLC, a Georgia limited liability company ("Borrower"), promises to pay to the order of Cyber Defense Systems, Inc., a Florida corporation, or order ("Lender"), in lawful money of the United States of America, in the manner and at the times provided herein, at Lender's office at 10901 Roosevelt Blvd, Suite 100D, St. Petersburg, Florida 33716, or such other place as may be designated in writing by notice to Borrower from Lender or any subsequent holder of this Note, by 5 pm Central Standard Time on the Maturity Date the principal sum of One Million and No/100 Dollars ($1,000,000.00), plus such additional sum as may be provided in Section 1 of that certain Agreement between Borrower and Lender of even date as evidenced by an amendment attached hereto, with interest on the unpaid principal balance from the date of this note (the "Note") until paid, at a rate equal to the sum of the Prime Rate plus one and one-half percent (1.5%) per annum; provided, however, upon the occurrence of an Event of Default, then, at the option of Lender, and without notice to Borrower, interest shall, commencing as of the date of such default, be computed and payable on the then unpaid balance of the principal and accrued interest at a rate equal to the sum of the Prime Rate plus ten percent (10%) per annum, until paid in full.

         1. DEFINITIONS. In addition to the terms defined elsewhere in this Note, for purposes of this Note, the following terms shall have the meanings ascribed to them:

                  1.1 "Event of Default" shall mean any of the following events:

                           (a) Borrower shall fail to make a payment due on the Note and such nonpayment shall continue for a period of five (5) days;

                           (b) Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself, or of all or a substantial part of its assets; (ii) except for the notes due Hadden/McClure/Fontaine and the remainder of the License Fee due 21st Century Airships, as described in the Agreement of even date, admit in writing its inability to pay its debts as they fall due; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; or (v) file a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or admit (by answer, default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement or insolvency proceeding, or take or omit to take any action for the purpose or with the result of effecting any of the foregoing;

                           (c) A garnishment, attachment, levy or execution shall be issued against any of the material property or assets of Borrower, and 60 days shall elapse without the proceeding or action being dismissed or nullified;

                           (d) An involuntary proceeding shall be filed against the Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, and 60 days after such filing shall elapse without the proceeding being dismissed;

                           (e) An order by a court shall be entered appointing a receiver, custodian or trustee, other than as provided in Section 1.1(b), for all or a substantial part of the Borrower's property, without the Borrower's consent or acquiescence, and 60 days after such entry shall elapse without the appointment being vacated or stayed, or 60 days after the expiration of any stay shall elapse without the appointment being vacated;

                           (f) Any representation or warranty made by Borrower in the Security Agreement shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty was or is made;

                           (g) Borrower shall fail to perform, observe or comply with any covenant or agreement contained in the Security Agreement (other than failure to make any payment due under the Note), and such failure is not remedied or waived within 20 days after it receives notice of such failure commenced;

                           (h) [omitted]

                           (i) The Borrower shall cease doing business for fifteen (15) consecutive days, dissolve or file a Certificate of Dissolution with the Secretary of State; or

                           (j) Other than the Merger into Lender described in the Agreement of even date, there shall be any consolidation, merger, conveyance or transfer that results, directly or indirectly, in a change of control of Borrower. Change of control with respect to Borrower means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of stock representing, together with shares previously acquired, 50% or more of the outstanding shares of voting stock of Borrower.

                  1.2      "Maturity Date" shall mean May 20, 2006.

                  1.3 "Person" means a natural person, or governmental agency or other unit, or an entity, including, without limitation, a trust, estate, association, partnership, or domestic or foreign limited partnership, limited liability company, limited liability partnership or corporation.

                  1.4 "Prime Rate" shall mean the per annum fluctuating rate of interest regularly published as the prime rate in The Wall Street Journal. Each change in the Prime Rate shall become effective, without notice to Borrower, on the first day of the month following the effective date of each change in the Prime Rate. If The Wall Street Journal should cease to announce an annual rate of interest as its prime rate of interest, the Prime Rate shall be deemed to be

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

that variable annual rate of interest which the Lender in its good faith judgment shall deem to be a practical equivalent of the Prime Rate theretofore in effect.

         2.       PAYMENTS.

                  2.1 All principal and accrued interest shall be due and payable on the Maturity Date without notice or demand.

                  2.2 If payment shall be due on a Saturday or Sunday or upon any other day on which national banks in the State of Oklahoma are closed for business by virtue of a legal holiday, such payment shall be due and payable on the next succeeding business day and interest shall accrue to such day. All interest due hereon shall be computed on the actual number of days elapsed (365 or 366) based upon a 360-day year.

                  2.3 All payments are to be applied when received, first to the payment of interest on the principal balance from time to time remaining unpaid at the interest rate then in effect, and any balance shall be used to reduce such principal debt.

                  2.4 Notwithstanding any provision to the contrary contained in this Note or in any of the other documents or instruments referred to in this Note, if at any time or times the interest and any sums considered for such purpose to be interest, payable under or by reason of this Note or any such other documents or instruments, should exceed the maximum which, by the laws of the State of Oklahoma, may be charged with respect to the loan evidenced hereby, given the nature and all of the pertinent circumstances of such loan, then all such sums in excess of such maximum shall be deemed not to be interest, but rather to be payments on account of principal, and without further agreement of the parties shall be so applied without regard to any other provision of this Note; provided, however, that Lender may elect instead that no sums shall be payable in excess of such maximum, whereupon this Note and such other documents and instruments shall be deemed amended accordingly without further action by any party.

                  2.5 All payments under this Note shall be made in lawful currency of the United States of America at the Lender's office described above, and no credit shall be given for any payment received by check, draft or other instrument or item until such time Lender or the holder hereof shall have received immediately-available funds.

                  2.6 This Note may be prepaid in whole or in part without penalty.

         3. REMEDIES.

                  3.1 Upon the occurrence of an Event of Default, Lender or the holder hereof may, at its option, without further notice or demand, declare this
Note in default and all indebtedness due and owing hereunder immediately due and payable.

                  3.2 Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies provided to Lender: (i) under this Note, and
(ii) otherwise at law or in equity. The remedies of Lender, as provided in this Note, shall be cumulative and concurrent, and may be pursued singularly,


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

successively, or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act or omission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event.

         4. COSTS AND FEES. If this Note is placed in the hands of an attorney for collection or is collected through any legal proceeding, the Borrower promises to pay, to the extent permitted by law, court costs and reasonable attorneys' fees incurred by Lender, and all such amounts shall thereafter constitute other indebtedness evidenced by this Note.

         5. WAIVERS. Every person and/or entity now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness evidenced hereby, for such person and/or entity and for the heirs, legal representatives, successors, and assigns of such person and/or entity, expressly waives presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection, and further waives for the benefit of itself and such other parties, to the extent permitted by law, the benefit of all appraisement, valuation, marshaling, forbearance, stay, extension, redemption, homestead, exemption, and moratorium laws now or hereafter in force, and agrees that the time of payment of principal or interest may be extended, without in any way modifying, altering, releasing, affecting, or limiting his, her, or its liability hereunder.

         6. GENERAL.

                  6.1 If any provision of this Note is unenforceable, invalid or contrary to law, or its inclusion herein would affect the validity, legality, or enforcement of this Note, such provision shall be limited to the extent necessary to render the same valid or shall be excised from this Note, as the circumstances require, and this Note shall be construed as if said provision had been incorporated herein as so limited or as if said provision had not been included herein, as the case may be.

                  6.2 This Note, and the terms and provisions hereof, shall be binding upon the Borrower and its successors, administrators, and assigns, and shall inure to the benefit of' Lender.

                  6.3 This Note shall be governed by and construed in accordance with the internal laws of the State of Oklahoma without reference to (i) its judicially or statutorily pronounced rules regarding conflict of laws or choice of law; (ii) where any instrument is executed or delivered; (iii) where any payment or other performance required by any such instrument is made or required to be made; (iv) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; (v) where any action or other proceeding is instituted or pending; (vi) the nationality, citizenship, domicile, principal place of business, or jurisdiction or organization or domestication of any party; or (vii) any combination of the foregoing.


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

                  6.4 Any notice or other communication to be given hereunder shall be in writing and, unless otherwise provided in this Note, shall be shall be conclusively deemed given if deposited in the United States mail, postage prepaid, and addressed to the recipient at the address set forth below (or at such other address as Lender or the Borrower shall by notice specify to the other).

                  6.5 This Note is secured by a security interest in all of Borrower's assets.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

                                     Techsphere Systems International, LLC


                                     By:
                                         ---------------------------------------
                                         Mike Lawson, President

                                     Notice Address for Borrower:
                                     6655 South Lewis, Suite 150
                                     Tulsa, Oklahoma 74136


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